Exhibit 14.2



                      CONSENT OF INDEPENDENT AUDITORS



We consent to the references to our firm under the captions `Financial Highlights''and ``Independent Auditors'' and the use of our report dated August 9, 1996 except for Note 5, as to which the date is August 26, 1996, on the financial statements of State Bond Tax Exempt Fund (the Fund) in the Registration Statement (Form N-1A) of the Fund which is incorporated by reference in, and reference to our firm in Exhibit A of, the pre-effective amendment to the Registration Statement (Form N-14) of Federated
Municipal Opportunities Fund, Inc. filed with the Securities and Exchange Commission.



/s/ERNST & YOUNG LLP
ERNST & YOUNG LLP

Kansas City, Missouri
October 25, 1996